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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated April 26, 2002 (except for Note 10, as to which the date is May 29, 2002) accompanying the consolidated financial statements of Stellent, Inc. and subsidiaries included in the Annual Report on Form 10-K of for the year ended March 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.


                                                /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
December 18, 2002